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                                                                  [ARTEMIS LOGO]

FOR IMMEDIATE RELEASE                                              PRESS RELEASE
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PRESS CONTACT:
Steve Herrmann
Artemis International Solutions Corporation
303-531-3102
steve.herrmann@us.aisc.com

INVESTOR RELATIONS CONTACT:
Ari Horowitz
Executive Vice President, Corporate Development
Artemis International Solutions Corp.
212-651-1735
ari.horowitz@us.aisc.com


                       ARTEMIS INTERNATIONAL STOCKHOLDERS
                      APPROVE REVERSE STOCK SPLIT PROPOSAL

NEWPORT BEACH, CALIF. - OCTOBER 25, 2002 -- Artemis International Solutions Corporation (OTCBB: AISC), one of the leading providers of enterprise portfolio and project management applications, today announced that at its special meeting of stockholders held on Monday, October 21, 2002, the Company's stockholders approved each of the four proposals to effect a reverse split of the Company's common stock.

At the meeting, the stockholders approved four possible ratios for the reverse stock split: 1) one-for-25; 2) one-for-50; 3) one-for-75; and 4) one-for-100. The Company's board of directors shall determine whether to actually effect the reverse stock split and, if so, which of the approved four ratios shall be used.



ABOUT ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION
-------------------------------------------------
Artemis International Solutions Corporation is one of the world's leading providers of customer-driven enterprise portfolio and project management applications for all levels of the enterprise -- from the executive to the knowledge worker. Artemis' solutions are supported by industry-leading consulting services and an international distribution network of 41 offices in 27 countries. Artemis has over 465,000 users around the world, and services key vertical markets such as Aerospace and Defense, Utilities, Manufacturing, Government, and Financial Institutions. The common stock of the company trades under the symbol "AISC.OB" on the OTCBB. For more information, visit the Artemis Web site at www.aisc.com.



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FORWARD LOOKING STATEMENTS
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction and trends in the industry in which the Company operates. These forward-looking statements are based on current expectations and are subject to a number of risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements are detailed in the documents filed by the Company with the Securities and Exchange Commission including but not limited to those contained under the Risk Factors section of Form 10-K for the year ended December 31, 2001. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.




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